Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-185998, 333-180461, 333-171981, 333-147334, 333-157041 and 333-164469) and on Form S-3 (File Nos. 333-159917 and 333-180460) of our report dated March 4, 2014, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ OUM & CO. LLP

San Francisco, California

March 4, 2014